AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 3, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Live Nation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3247759
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive

Beverly Hills, California 90210

(310) 867-7000

(Address of Principal Executive Offices)

Live Nation, Inc. Employee Stock Bonus Plan

(Full title of the plan)

Michael G. Rowles

General Counsel

Live Nation, Inc.

9348 Civic Center Drive

Beverly Hills, California 90210

(310) 867-7000

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.01 par value per share(2)	6,500,000	$3.48(3)	$22,620,000(3)	$888.97

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) also covers an indeterminate number of additional shares that may be necessary to adjust the number of shares being issued pursuant to the plan as a result of stock splits, stock dividends or similar transactions.
(2)	Each share of common stock issued by the registrant includes one Series A junior participating preferred stock purchase right (the “Rights”), which initially attaches to and trades with the shares of common stock being registered hereby. The terms of the Rights are described in the Rights Agreement, filed as Exhibit 4.1 to the registrant’s current report on Form 8-K with the Securities and Exchange Commission on December 23, 2005, as amended by the First Amendment to Rights Agreement, filed as Exhibit 4.1 to the registrant’s current report on Form 8-K with the Securities and Exchange Commission on March 3, 2009.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the common stock on February 25, 2009, as quoted on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Live Nation, Inc. (referred to herein as “our,” “we,” “us,” “the Company” or “the Registrant”) relating to 6,500,000 additional shares of our common stock, par value $.01 per share (the “Common Stock”), issuable to our eligible employees and consultants under our Employee Stock Bonus Plan (the “Plan”). We have previously registered shares of Common Stock issuable under the Plan by Registration Statement No. 333-149901 on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 26, 2008. In accordance with General Instruction E to Form S-8, the contents of this previously filed Registration Statement are incorporated by reference herein to the extent not modified or superseded hereby or thereby or by a subsequently filed document that is incorporated by reference herein or therein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of this Registration Statement are omitted from this filing in accordance with the provisions of Rule 424 under the Securities Act, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the attached Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beverly Hills, California, on this 3rd day of March, 2009.

LIVE NATION, INC.

By:	/s/ Kathy Willard
Kathy Willard
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Live Nation, Inc., a Delaware corporation, hereby constitutes and appoints Michael Rapino and Kathy Willard, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael Rapino	President, Chief Executive Officer and Director	March 3, 2009
Michael Rapino

/s/ Kathy Willard	Chief Financial Officer	March 3, 2009
Kathy Willard

/s/ Brian Capo	Chief Accounting Officer	March 3, 2009
Brian Capo

Director
Ariel Emanuel

/s/ Robert Ted Enloe, III	Director	March 3, 2009
Robert Ted Enloe, III

/s/ Jeffrey T. Hinson	Director	March 3, 2009
Jeffrey T. Hinson

/s/ James S. Kahan	Director	March 3, 2009
James S. Kahan

/s/ L. Lowry Mays	Director	March 3, 2009
L. Lowry Mays

/s/ Randall T. Mays	Director	March 3, 2009
Randall T. Mays

/s/ Connie McCombs McNab	Director	March 3, 2009
Connie McCombs McNab

/s/ Mark Shapiro	Director	March 3, 2009
Mark Shapiro

Director
Harvey Weinstein

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1	Rights Agreement between CCE Spinco, Inc. and The Bank of New York, as rights agent, dated December 21, 2005 (incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed December 23, 2005).

4.2	First Amendment to Rights Agreement between Live Nation, Inc. and The Bank of New York Mellon, dated February 25, 2009 (incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed March 3, 2009).

4.3	Form of Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.2 of the registrant’s Current Report on Form 8-K filed December 23, 2005).

4.4	Form of Right Certificate (incorporated by reference to Exhibit 4.3 of the registrant’s Current Report on Form 8-K filed December 23, 2005).

5.1	Opinion of Latham & Watkins LLP regarding the legality of the securities being offered.

10.1	Live Nation, Inc. Employee Stock Bonus Plan dated March 13, 2008 (incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed March 19, 2008).

10.2	First Amendment to the Live Nation, Inc. Employee Stock Bonus Plan dated February 25, 2009 (incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed March 3, 2009).

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in this Registration Statement under “Signatures”).

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